SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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

     The following is the text of an advertisement prepred by ICN
Pharmaceuticals, Inc. and appearing in the Monday April 22, 2002 edition of the Wall Street Journal and New York Times.


                                  [LOGO]

                         ICN PHARMACEUTICALS, INC.

                      A MESSAGE FOR ICN SHAREHOLDERS

                                   STOP

     A dissident group led by Franklin Mutual Advisors, LLC and Iridian Asset Management LLC has commenced a proxy fight in order to elect its own slate of nominees to your Company's Board. Your Board of Directors urges you NOT to sign any White proxy sent to you by this dissident group.

                                   LOOK

     When you look at the accomplishments of your Board and management we believe this disruptive proxy fight makes no sense.

o  Record 4th quarter and full year results 2001

     o 4th quarter revenues of $262 million, operating income of $78 million.

     o  Full year revenues of $858 million, pre-tax income of $144 million.

o  Restructuring on track

     o  Successful completion of $525 million convertible debt offering.

     o Successful IPO of Ribapharm - 26 million shares, gross proceeds of $260 million ($1.6 billion market valuation).

                                  LISTEN

     YOU DESERVE THE FULL STORY BEFORE YOU VOTE. WE WILL BE SENDING YOU OUR PROXY MATERIAL IN THE NEAR FUTURE. WE BELIEVE THAT IT IS IN YOUR BEST INTEREST TO REFRAIN FROM VOTING UNTIL YOU HAVE HAD AN OPPORTUNITY REVIEW AND CONSIDER BOTH SIDES. WITH THE ANNUAL MEETING SET FOR MAY 29, 2002 THERE IS NO REASON TO ACT AT THIS TIME. YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY WHITE PROXY SENT TO YOU BY THE DISSIDENT GROUP.

ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meeting of stockholders with the Securities and Exchange Commission on April 19, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9,2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 19, 2002.


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